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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): AUGUST 4, 2005

                           THE A CONSULTING TEAM, INC.
             (Exact name of registrant as specified in its charter)

         NEW YORK                    0-22945                   13-3169913
(State or Other Jurisdiction      (Commission              (I.R.S. Employer
         of Incorporation)        File Number)              Identification No.)


                 200 PARK AVENUE SOUTH, NEW YORK, NEW YORK 10003
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (212) 979-8228

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

         On August 4, 2005, The A Consulting Team, Inc. ("TACT") terminated each of the following agreements pursuant to their terms, each of which was terminable if not consummated prior to or at July 31, 2005:

         (a) the Share Exchange Agreement, dated as of January 21, 2005 among TACT, Vanguard Info-Solutions Corporation, a New Jersey corporation formerly known as B2B Solutions, Inc. ("Vanguard"), the stockholders of Vanguard named therein (the "Vanguard Stockholders"), the authorized representative named therein and TACT (the "Share Exchange Agreement"). Pursuant to the Share Exchange Agreement, TACT agreed to a transaction (the "Exchange Transaction") in which TACT would acquire all of the issued and outstanding shares of capital stock of Vanguard in exchange for an aggregate of 7,312,796 shares of common stock of TACT, $.01 par value per share ("Common Shares"). 6,312,796 Common Shares would be issued to the Vanguard Stockholders upon consummation of the transactions contemplated by the Share Exchange Agreement. 1,000,000 Common Shares would be delivered by TACT into escrow for a period of one year to secure indemnification obligations of certain of the Vanguard Stockholders. The consummation of the Exchange Transaction required the approval of the holders of TACT capital stock and was subject to customary conditions to closing, as well as the consummation of the Company Stock Purchase Transaction and the Selling Shareholder Stock Purchase Transaction, each as defined below.

         (b) the Stock Purchase Agreement, dated as of January 21, 2005, between TACT and Oak Finance Investments Limited ("Oak"), a British Virgin Islands company (the "Company Stock Purchase Agreement"). Pursuant to the Company Stock Purchase Agreement, TACT agreed to sell, and Oak agreed to purchase, 625,000 Common Shares at a purchase price of $8.00 per Common Share (the "Company Stock Purchase Transaction"). TACT also granted to Oak, or an assignee of Oak, an option to purchase an additional 625,000 Common Shares at a purchase price of $8.00 per Common Share within 120 days of the consummation of the transactions contemplated by the Company Stock Purchase Agreement. The consummation of the transactions contemplated by the Company Stock Purchase Agreement required the approval of the holders of TACT capital stock and was subject to customary conditions to closing, as well as the consummation of the Exchange Transaction and the Selling Shareholder Stock Purchase Transaction.

         Notice of the termination of the Share Exchange Agreement and the Company Stock Purchase Agreement was sent by TACT on August 4, 2005 as required by such agreements.

         On August 4, 2005 Shmuel BenTov, the Chairman of the Board of Directors of TACT and its Chief Executive Officer (the "Selling Shareholder"), terminated the Stock Purchase Agreement (the "Shareholder Stock Purchase Agreement"), dated as of January 21, 2005, between the Selling Shareholder and Oak. Pursuant to the Shareholder Stock Purchase Agreement, the Selling Shareholder agreed to sell, and Oak agreed to purchase, 1,024,697 Common Shares beneficially owned by the Selling Shareholder at a purchase price of $10.25 per Common Share (the "Selling Shareholder Stock Purchase Transaction"), provided, that if TACT did not pay a dividend on the Common Shares of $0.75 per Common Share on or prior to the date that the transactions contemplated by the Shareholder Stock Purchase Agreement were consummated, then the price per Common Share payable to the Selling Shareholder would be increased by the amount of the difference between $0.75 and the amount of any dividend

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actually paid. Prior to the consummation of the Selling Shareholder Stock
Purchase Transaction, the Selling Shareholder was required to convert all shares of preferred stock of TACT owned by him into Common Shares. The Selling Shareholder and Oak entered into a Principal Shareholder's Agreement (the "Voting Agreement") in connection with their execution and delivery of the Shareholder Stock Purchase Agreement. Pursuant to the Voting Agreement, the Selling Shareholder agreed to, among other things, vote all Common Shares beneficially owned by him (excluding 3,750 Common Shares beneficially owned by the Selling Shareholder that are held of record by Ronit BenTov, the spouse of the Selling Shareholder) in favor of the Exchange Transaction and the Company Stock Purchase Transaction at any meeting of the holders of any class or classes of capital stock of TACT called to approve such transactions (or any written consents distributed in lieu of a meeting). The Selling Shareholder also granted Oak an irrevocable proxy to, among other things, vote all Common Shares beneficially owned by him (excluding 3,750 Common Shares beneficially owned by the Selling Shareholder that are held of record by Ronit BenTov, the spouse of the Selling Shareholder) in favor of the Exchange Transaction and the Company Stock Purchase Transaction at any meeting of the holders of any class or classes of capital stock of TACT. The consummation of the transactions contemplated by the Shareholder Stock Purchase Agreement was subject to customary conditions to closing, as well as the consummation of the Exchange Transaction and the Company Stock Purchase Transaction and TACT and the Selling Shareholder entering into an amendment to the Selling Shareholder's existing employment agreement.

         Notice of the termination of the Shareholder Stock Purchase Agreement was sent by the Selling Shareholder on August 4, 2005 as required by such agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

Exhibit No.      Description
-----------      -----------
   99.1          Press release dated August 4, 2005 regarding the circumstances discussed in this report.


                  [Remainder of page intentionally left blank]


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      THE A CONSULTING TEAM, INC.


DATE: August 5, 2005                  By:  /s/ Shmuel BenTov
                                           -----------------------------------
                                           Shmuel BenTov, Chairman
                                           Chief Executive Officer and President



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                                  EXHIBIT INDEX


EXHIBIT NO.     DESCRIPTION
-----------     -----------
   99.1         Press release dated August 4, 2005